Exhibit 10.7

Execution Version

AMENDED AND RESTATED

CONVERTIBLE NOTE PURCHASE AGREEMENT

This AMENDED AND RESTATED CONVERTIBLE NOTE PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 28, 2018, is entered into by and between Seven Stars Cloud Group, Inc., a corporation incorporated under the laws of Nevada (the “Company”), and Advantech Capital Investment II Limited, an exempted company incorporated and existing under the laws of the Cayman Islands (the “Purchaser”).

WITNESSETH:

WHEREAS, the Company desires to issue to the Purchaser, and the Purchaser has agreed to purchase from the Company, the Note (as defined below), subject to the terms and conditions set forth herein and in the Note.

WHEREAS, a Convertible Note Purchase Agreement (the “Prior Agreement”), dated June 21, 2018, was enter into by and between the Company and the Purchaser.

NOW, THEREFORE, in consideration of the respective undertakings stated herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Prior Agreement is hereby amended and restated in its entirety to read as follows:

1.           DEFINITIONS. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning given to such term in the preamble.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banking institutions in the State of New York, PRC, Hong Kong or the Cayman Islands are required by law to be closed.

“Claim Notice” shall have the meaning specified in Section 6.2(a) of this Agreement.

“Closing” shall have the meaning specified in Section 2.2 of this Agreement.

“Closing Date” shall have the meaning specified in Section 2.2 of this Agreement.

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“Common Stock” means any share of common stock of the Company.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Conversion Price” shall mean a per share price equal to $1.82 of the Common Stock, as adjusted in accordance with the conditions in the Note.

“Conversion Shares” shall have the meaning specified in the Note.

“Dispute” shall have the meaning specified in Section 7.2 of this Agreement.

“Group Company” means the Company, its subsidiaries and any other Person that is directly or indirectly controlled by the Company, including its consolidated variable interest entities.

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the PRC.

“Indemnified Party” shall have the meaning specified in Section 6.1 of this Agreement.

“Indemnifying Party” shall have the meaning specified in Section 6.1 of this Agreement.

“Indemnity Notice” shall have the meaning specified in Section 6.3 of this Agreement.

“Losses” shall have the meaning specified in Section 6.1 of this Agreement.

“Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the financial condition, assets, liabilities, results of operations, business, prospects or operations of the Company or its subsidiaries taken as a whole, except to the extent that any such Material Adverse Effect results from (x) changes in generally accepted accounting principles that are generally applicable to comparable companies or (y) changes in general economic and market conditions in the PRC; or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement.

“Maturity Date” shall have the meaning specified in the Note.

“Note” shall mean the promissory note issued by the Company to the Purchaser pursuant to Article 2 below, substantially in the form of 0 hereto.

“Person” shall mean any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“PRC” shall mean the People’s Republic of China, excluding, for the purpose of this Agreement, Hong Kong, the Macau Special Administrative Region and Taiwan.

“Principal Amount” shall mean US$12,000,000.

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“Purchaser” shall have the meaning specified in the preamble to this Agreement.

“Regulation S” shall have the meaning specified in Section 3.7 of this Agreement.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Third Party Claim” shall have the meaning specified in Section 6.2(a) of this Agreement.

“US$” and “U.S. dollar” shall mean the lawful currency for the time being of the United States of America.

2.            NOTE.

2.1       Issuance of the Note. Subject to the satisfaction of terms and conditions of this Agreement, at the Closing (as defined below), the Company agrees to issue to the Purchaser and the Purchaser hereby agrees to purchase from the Company, the Note, in the amount of the Principal Amount.

2.2       Closing. Subject to Sections 2.4 and 2.5 of this Agreement, the closing of the issuance and purchase of the Note (the “Closing”) shall take place remotely via the exchange of documents and signatures, on a date specified by the parties herein upon the fulfillment of the conditions to the closing as set forth in Section 2.4 and 2.5 or at such other place and time as the Company and the Purchaser may mutually agree. The date and time of the Closing are referred to herein as the “Closing Date.”

2.3       Payment and Delivery. At the Closing, the Purchaser shall pay and deliver to the Company an amount equal to the Principal Amount in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Company and the Purchaser, of immediately available funds to such bank account designated in writing by the Company, such that the payment shall have been delivered and made available to such bank account upon the Closing. The Company shall deliver to the Purchaser the duly executed Note dated the Closing Date, free and clear of encumbrances.

2.4       Conditions to the Purchaser’s Obligations to Effect the Closing. The obligation of the Purchaser to purchase the Note at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Purchaser in its sole discretion:

(a)       All corporate and other actions required to be taken by the Company in connection with the execution and performance of this Agreement and the issuance, sale and delivery of the Note shall have been completed; and the Company shall have delivered a copy of its board resolutions and/or the shareholder resolutions (as applicable) approving the execution and performance of this Agreement and the issuance, sale and delivery of the Note;

(b)       The representations and warranties of the Company to the Purchaser contained in Article 3 of this Agreement shall have been true and correct on the date of this Agreement and true and correct in all material respects as of the Closing Date, and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date;

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(c)       No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company;

(d)       The Company and the Purchaser shall have entered into a registration rights agreement in form and substance satisfactory to the Purchaser (the “Registration Rights Agreement”);

(e)       The Purchaser shall have completed its legal, financial, management, technology and business due diligence investigation of the Group Companies to its satisfaction; and

(f)       The Purchaser has received legal opinions issued by the U.S. counsel to the Group Company, dated the Closing Date, in form and substance satisfactory to the Purchaser.

2.5       Conditions to the Company’s Obligations to Effect the Closing. The obligation of the Company to issue the Note at the Closing is subject to the satisfaction, or waiver by the Company, of each of the following conditions, upon or before the Closing:

(a)       All corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Note shall have been completed;

(b)       The representations and warranties of the Purchaser contained in Article 4 of this Agreement shall have been true and correct on the date of this Agreement and in all material respects as of the Closing Date, and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date; and

(c)       No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company.

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3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser the following:

3.1       Due Formation. The Company is a company duly incorporated as a corporation, validly existing and in good standing under the laws of the State of Nevada, USA. The Company has all requisite power and authority to carry on its business as it is currently being conducted.

3.2       Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Company pursuant to this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite actions on its part.

3.3       Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4       Valid Issuance of the Note and the Conversion Shares. The Common Stock issuable upon conversion of the Note has been duly authorized and reserved. The Note and the Conversion Shares to be issued, sold and delivered upon conversion of the Note will be duly and validly issued and fully paid, and based in part upon the representations and warranties of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

3.5       Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

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3.6       Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

3.7       Securities Laws. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, (a) no directed selling efforts into the United States (as defined in Rule 902 of Regulation S under the Securities Act (“Regulation S”)) have been made by the Company, any of its affiliates, or any person acting on its behalf with respect to the Note, and (b) none of such persons has taken any actions that would result in the sale of the Note to the Purchaser under this Agreement requiring registration under the Securities Act.

3.8       Events Subsequent to Most Recent Fiscal Period. Since January I, 2018 until the date hereof and to the Closing Date, there has not been any event, fact, circumstance or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

4.           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company the following:

4.1       Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

4.2       Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Purchaser pursuant to this Agreement, and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

4.3       Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.4       Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Purchaser’s assets are subject, in each case of the foregoing (i) and (ii), in such a manner that would materially and adversely affect the Purchaser’s ability to consummate the transactions contemplated hereby. There is no action, suit or proceeding, pending or threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

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4.5       Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

4.6       Investment Intent. The Purchaser is purchasing the Note solely for its own account for investment and not with a view to or for sale in connection with any distribution of the Note or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Note or any portion thereof in any transaction. The entire legal and beneficial interest of the Note is being purchased, and will be held, for the Purchaser’s account only, and neither in whole or in part for any other Person.

4.7       Regulation S Eligibility; Restriction on Resale. The Purchaser acknowledges that the Purchaser is acquiring the Note in an offshore transaction in reliance upon the exemption from registration provided by Regulation S. The Purchaser is not a U.S. person as defined in Rule 902 of Regulation S and is located outside of the United States. The Purchaser understands that the Note to be purchased by the Purchaser has not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, a U.S. person except pursuant to an exemption from, or in a transaction not subject to the registration requirements under the Securities Act.

4.8       Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in its Purchased Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

5.           COVENANTS.

5.1       Use of Proceeds. The Company shall use the proceeds from the Issuance of the Note for general corporate purposes and shall not be used to repay any shareholders loans.

5.2       Other Convertible Note Offering. Without the Purchaser’s prior written consent, the Company shall not issue or agree to issue to any Person any convertible note or instrument similar to the Note that is dated as at any date during the period starting from the date hereof and ending on a date that is 180 days after the Closing Date, with an aggregate principal amount exceeding US$40 million (including the Principal Amount).

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5.3       Further Assurances. From the date of this Agreement to the Closing Date, the Company and the Purchaser shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

6.           INDEMNIFICATION.

6.1       Indemnification. The Company (an “Indemnifying Party”) shall indemnify and hold the Purchaser and its directors, officers, employees, advisors and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (a) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (b) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party. In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any.

6.2       Third Party Claims.

(a)       If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article 6, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing within thirty (30) days of receipt of notice of such claim and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement.

(b)       Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within thirty (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party.

(c)       If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate· with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 6.2(b) of this Agreement.

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(d)       In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the thirty (30) days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

6.3       Other Claims. In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

7.           MISCELLANEOUS.

7.1       Survival of the Representations and Warranties. All representations and warranties made by any party hereto shall survive for eighteen (18) months and shall terminate and be without further force or effect on the date that is eighteen (18) months from the date hereof, except as to any claims thereunder which have been asserted in writing pursuant to Section 6.1 against the party making such representations and warranties on or prior to such date that is eighteen (18) months from the date hereof.

7.2       Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

7.3       Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.

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7.4       Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Purchaser, the Company, and their respective heirs, successors and permitted assigns.

7.5       Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Party, except that the Purchaser may assign or pledge all or any part of its rights and obligations hereunder and under the Note to any Affiliate of the Purchaser, without the consent of the Company, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

7.6       Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party hereto to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to the Company, at:	Seven Stars Cloud Group, Inc.
No. 4 Drive-in Movie Theater Park, No. 21
Liangmaqiao Road, Chaoyang District, Beijing,
P.R.C. 100125
Attn: Legal Department
Telecopy: 86+10-8586-2775

With a copy to:
Seven Stars Cloud Group, Inc.
55 Broadway, 19th Floor
New York, NY 10006
Attn: President
Telecopy: 86+10-8586-2775

If to the Purchaser, at:	190 Elgin Avenue, George Town, Grand Cayman KY
1-9005, Cayman Islands

With a copy to:
Suite 1702-03, One Exchange Square, 8 Connaught
Place, Central, Hong Kong
Phone +852 2801 6988
Fax: +852 28014882
Attn: Finance Department

Any party hereto may change its address for purposes of this Section 7.6 by giving the other Party written notice of the new address in the manner set forth above.

7.7      Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the parties with respect to the matters covered hereby are merged and superseded by this Agreement. The Prior Agreement shall terminate immediately after the execution this Agreement.

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7.8       Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

7.9       Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors, provided, however, that the Company shall bear 50% of the legal fees and expenses incurred by the Purchaser.

7.10       Confidentiality. (a) Each party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby, and (b) each party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information, provided, however, that nothing in this Agreement shall restrict any party from disclosing information (i) that is already publicly available and not as a result of a breach of this section, or (ii) that may be required by applicable law, statute, treaty, rule, regulation, order, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other governmental authority or stock exchange; provided, however, that any disclosure related to the terms of the transactions contemplated hereby shall require the Company to provide prior written notice to the Purchaser and at least a time period not shorter than two (2) Business Days for the Purchaser to review and provide comments on such disclosure.

7.11       Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

7.12       Termination. In the event that the Closing shall not have occurred by July 3, 2018, the Company or the Purchaser (with respect to itself) may terminate this Agreement with no further force or effect, except for the provisions of Article 7, which shall survive any termination under this Section 7.12, provided that any party who is then in a material breach of this Agreement shall not be entitled to terminate this Agreement.

7.13       Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

7.15       Execution in Counterparts;. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

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7.16       No Waiver. Except as specifically set forth herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative. No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver of such right, power or remedy, and no single or partial exercise of any such right, power or remedy will preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Convertible Note Purchase Agreement as of the date first above written.

Seven Stars Cloud Group, Inc.

By:	/s/ Bruno Wu
Name: Bruno Wu
Title: CEO and Chairman

Signature Page to Amended and Restated Convertible Note Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Convertible Note Purchase Agreement as of the date first above written.

Advantech Capital Investment II
Limited

By:	/s/ Wong Kok Wai 29 JUN 2018
Name: Wong Kok Wai
Title: Director

Signature Page to Amended and Restated Convertible Note Purchase Agreement

EXHIBIT A

FORM OF CONVERTIBLE BOND